Exhibit 10.3.1

February 25, 2014

Sam Riccitelli
President & CEO
Myeloma Health, LLC
667 Madison Avenue, 14th Floor
New York, NY 10065

Dear Mr. Riccitelli,

In accordance with Article 5.1(e), Reimbursement of Patent Prosecution costs, of the License agreement, dated April 01,2010, between Myeloma Health, LLC and the Board of Trustees of the University of Arkansas (“University”), Myeloma Health, LLC shall reimburse the University for (i) one hundred percent (100%) of the gene expression profiling only patent costs, (ii) fifty percent (50%) of combination of gene expression profiling and fluorescence in situ hybridization (FISH) patent costs, and (iii) zero percent (0%) of the fluorescence in situ hybridization (FISH)-only patent costs incurred by University and paid to third parties in connection with the preparation, filing, prosecution and maintenance of patent applications and patents.

The purpose of this letter is to warrant and certify (i) the total amount of such out-of-pocket costs incurred by University prior to the Effective date; and, (ii) detail the amount owed by Myeloma Health, LLC to the University in accordance with the provisions of paragraph one above.

As of invoices received from third parties by the University on March 29, 2010, for the patent applications listed in Appendix A (attached hereto) of the License Agreement, dated April 01, 2010, between Myeloma Health, LLC and the Board of Trustees of the University of Arkansas:

(i) Total Patent Costs: $388,654.09
(ii) Myeloma Health: $331,422.59

a. $120,179.00 — 102-08 Patent Family
b. $ 48,576.00 — 104-12 Patent Family
c. $ 68,434.50 — 107-00 Patent Family & IpEngines’ Analysis
d. $ 94,233.09 — Additional Patent Rights desired by Myeloma Health, LLC

As of August 30, 2010, additional patent filings and invoices on existing patent filings which are included in the first amendment to the License Agreement, dated September 1, 2010, between Myeloma Health, LLC and the Board of Trustees of the University of Arkansas are as follows:

(iii) Total Patent Costs: $25,755
(iv) Myeloma Health: $23,293

a. $10,037 — 109-08 Patent Family
b. $ 2,462 — 109-29 Patent Family
c. $ 1,116 — 110-07 Patent Family
d. $ 3,485 — 110-14 Patent Family
e. $ 1,371 — 110-19 Patent Family
f. $ 4,822 — 111-01 Patent Family

Invoicing and reimbursements of the patent costs incurred by University after the Effective Dates shall be accomplished in accordance with Article 5.1(e) (iii) of the License Agreement, and Amendment thereto.

Warrant and Certify by:

/s/ Marie Chow, Ph.D.

Marie Chow, Ph.D.

Interim Director, UAMS BioVentures